Third Amendment to
      Geodyne Institutional/Pension Energy Income P-2 Limited Partnership
             Amended and Restated Agreement of Limited Partnership

      This Third Amendment to Geodyne Institutional/Pension Energy Income P-2 Limited Partnership (the "Partnership") is entered into by and between Geodyne Properties, Inc. ("Properties"), a Delaware corporation, as General Partner, Geodyne Institutional Depositary Company ("Depositary"), a Delaware corporation, as the Limited Partner, and all Substituted Limited Partners admitted to the Partnership.

      WHEREAS, on September 29, 1988, Properties and Depositary executed and entered into that certain PaineWebber/Geodyne Institutional/Pension Energy Income P-2 Limited Partnership Agreement of Limited Partnership (the "Agreement"); and

      WHEREAS, on February 9, 1989, Properties and Depositary executed and entered into that certain PaineWebber/Geodyne Institutional/Pension Energy Income P-2 Limited Partnership Amended and Restated Agreement of Limited Partnership (the "Amended and Restated Agreement"); and

      WHEREAS, on March 3, 1993, Properties executed and entered into that certain First Amendment to said Amended and Restated Agreement whereby it changed (i) the name of the Partnership from "PaineWebber/Geodyne Institutional/Pension Energy Income P-2 Limited Partnership to "Geodyne Institutional/Pension Energy Income P-2 Limited Partnership, (ii) the address of the Partnership's principal place of business, and (iii) the address for the Partnership's agent for service of process; and

      WHEREAS, on August 4, 1993, Properties executed and entered into that certain Second Amendment to said Amended and Restated Agreement in order to (i) expedite the method of accepting transfers of Unit Holders' Units in the Partnership and (ii) provide for an optional right of repurchase/redemption which may be exercised by the Unit Holders; and

      WHEREAS, Section 11.1 of the Amended and Restated Agreement provides that the General Partner may, without prior notice or consent of any Unit Holder, amend any provision of this Agreement if, in its opinion, such amendment does not have a material adverse effect upon the Unit Holders; and

      WHEREAS, Properties as General Partner desires to amend the Amended and Restated Agreement in order to allow transfers of Units facilitated through a matching service to the extent they otherwise comply with Internal Revenue Service transfer regulations applicable to non-permitted transfers for non-publicly traded limited partnerships.

      NOW,  THEREFORE,  in  consideration  of  the  covenants,   conditions  and
agreements herein contained, the parties hereto hereby agree as follows:

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



      I. Section 8.1.A(ii) of the Amended and Restated Agreement is hereby deleted.

      II. The remaining subsections of Section 8.1A shall be renumbered accordingly.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of this 31st day August, 1995.

                                    GEODYNE PROPERTIES, INC.,
                                    as General Partner

                                    By:   /s/ Dennis R. Neill
                                          ---------------------------------
                                          Dennis R. Neill
                                          Senior Vice President

                                    GEODYNE INSTITUTIONAL DEPOSITARY
                                    COMPANY, as the Limited Partner

                                    By:   /s/ Dennis R. Neill
                                          ---------------------------------
                                          Dennis R. Neill
                                          Senior Vice President


                                    GEODYNE PROPERTIES, INC.,
                                    as Attorney-in-Fact for all
                                    Substituted Limited Partners

                                    By:   /s/ Drew S. Phillips
                                          ---------------------------------
                                          Drew S. Phillips
                                          Vice President-Controller


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